SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 6, 2000 is entered into by and between eieiHome.com Inc., a Delaware corporation (the "Company"), and the purchaser listed on the signature pages hereof ("Purchaser").

                  WHEREAS, the Company desires to raise additional funds for general corporate purposes;

                  WHEREAS, in order to provide the funds required for such purposes the Company desires to raise funds by the sale of up to U.S.$2,500,000 in principal amount of its 8% Senior Subordinated Convertible Debentures ("Debentures"), each U.S.$0.25 of principal amount of which shall be convertible into one share of its common stock, par value U.S.$0.001 per share ("Common Stock") and one three-year warrant (a "Warrant") to purchase an additional share of Common Stock at an exercise price of U.S.$0.50 per share, adjusted in each case as provided therein; and

                  WHEREAS, the Purchaser desires to purchase such Debentures.

                  In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF SECURITIES

         1.1 Commitments to Purchase and Fund. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the parties contained herein, the Company agrees to sell and the Purchaser agrees to purchase the principal amount of Debentures noted on
Schedule I attached hereto, which shall be convertible into that number of shares of Common Stock set forth on Schedule I.

                  1.2 Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon consummation of the transactions contemplated by this Agreement. The number of shares of Common Stock that are issuable upon any conversion shall be rounded down to the nearest whole share. The Company may, at its option, make a payment in cash in respect of any fractional shares which might otherwise be issuable upon conversion of the Debentures, calculated by multiplying the fractional share amount by the lowest sales price of one share of the Company's Common Stock on the date of conversion as reported by the principal United States Stock Exchange (including the Nasdaq Stock Market) on which the Common Stock is then listed, or, if the Common Stock is not then listed on a stock exchange but is quoted on the NASD OTC Bulletin Board, the lowest price per share for the Common Stock quoted thereon on such date.

                                   ARTICLE II

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         To induce the Purchaser to purchase Debentures as herein provided, the Company makes the following representations, warranties and covenants to the Purchaser, each and all of which representations and warranties shall be true and correct as of the date of the execution and delivery of this Agreement, and all of which representations, warranties and covenants shall survive the execution and delivery of this Agreement:

         2.1 Corporate Existence. The Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, and (b) has all requisite corporate power and authority to carry on its business as now being or as proposed to be conducted. The Company has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement.

         2.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to enter into this Agreement, issue the Debentures as provided herein and perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

         2.3 No Conflict. The execution, delivery and performance by the Company of this Agreement does not and will not (a) violate or contravene or be in conflict with (i) any provision of the Articles of Incorporation or By-Laws of the Company, (ii) any provision of any law, rule or regulation applicable to the Company, or (iii) any order, judgment or decree of any court or other agency, or
(b) violate, result in a breach of or constitute a default under any term of any material agreement to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company or any of their property is bound.

         2.4 Issuance. The Debentures to be issued and sold hereunder, the Common Stock issuable upon conversion thereof and the Common Stock issuable upon exercise of the Warrants, when issued and sold in accordance with the provisions of this Agreement and the Debentures, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable.

         2.5 Reservation of Shares. The Company shall at all times after April 1, 2000 reserve out of its authorized and unissued shares of Common Stock sufficient shares to provide for the conversion of the Debentures and the exercise of the Warrants issuable upon the conversion thereof.

                                   ARTICLE III

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

         3.1 Purchaser Acknowledgements. The Purchaser understands and acknowledges that:

                          (a) the offering and sale of Debentures hereunder, the issuance of Common Stock and Warrants upon conversion thereof and the issuance of the Common Stock upon exercise of the Warrants, are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of the provisions of either Section 4(2) of the Securities Act, Regulation S promulgated under the Securities Act or Regulation D ("Regulation D") promulgated under the Securities Act and the Company's reliance on such exemption is based in part upon the representations made by the Purchaser herein;

                          (b) none of the Debentures to be issued and sold hereunder, the Common Stock and Warrants to be issued upon conversion thereof or the Common Stock to be issued upon exercise of the Warrants, has been registered under the Securities Act or any securities or "Blue Sky" laws of any state;

                          (c) there is no existing public or other market for the Debentures, the Warrants or the Common Stock and there can be no assurance that the Purchaser will be able to sell or dispose of any of the Debentures, the Warrants or shares of Common Stock acquired by the Purchaser hereunder or thereunder;

                          (d) neither the Debentures to be issued and sold hereunder, nor the Common Stock or Warrants issuable upon conversion thereof, nor the Common Stock issuable upon exercise of the Warrants may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless they are registered under the Securities Act or an exemption from such registration is available, in each case in accordance with any applicable securities or "Blue Sky" laws of any state; and

                          (e) the Debentures to be purchased hereunder, the certificates representing any Warrants or Common Stock acquired upon conversion thereof, the certificates representing any Common Stock issued upon exercise of the Warrants and each Debenture or certificate issued to any subsequent transferee thereof shall bear legends in substantially the following form:

                                    The securities represented by this
                  certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws. Hedging transactions involving the securities represented by this certificate may not be conducted unless in compliance with the Act.

         3.2 Purchaser Representations and Warranties. The Purchaser represents and warrants to the Company that:

                          (a) the Debentures to be acquired by it pursuant to this Agreement and any Warrants or Common Stock to acquired by it upon conversion of the Debentures or exercise of the Warrants, as the case may be, are or will be acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act; and

                          (b) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and alone, or together with such Purchaser's "purchaser representative" within the meaning of Rule 501(h) under Regulation D, as presently in effect, has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Debentures, the Warrants and the Common Stock, as the case may be, and the Purchaser is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in such Debentures, Warrants and Common Stock.

         3.3 Authorization; Binding Agreement. The Purchaser further represents that the execution, delivery, and performance of this Agreement is within the Purchaser's powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

         3.4 Residence. If the Purchaser is an individual, the Purchaser's principal place of residence is in the state or other jurisdiction so designated below his name on his signature page hereto, and if the Purchaser is not an individual, the Purchaser's principal place of business is in the state or other jurisdiction so designated below its name on its signature page hereto.

         3.5 Information. The Purchaser acknowledges that he has been afforded the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Debentures and the merits and risks of investing in the Debentures, the Warrants and the Common Stock. The Purchaser further represents and warrants that the Purchaser has received all documents and information relating to an investment in the Debentures, the Warrants and the Common Stock requested by or on behalf of the Purchaser, including such information relating to the Company as the Purchaser has deemed appropriate in making a decision to invest in the Debentures, the Warrants and the Common Stock.

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

         3.6 Condition to Conversion and Exercise. The Purchaser covenants and acknowledges that as a condition precedent to the conversion of the Debentures or exercise of the Warrants, the Company may require of the holder thereof, as of the date of such conversion or exercise, to make such representations and warranties, in the Company's view upon advice of counsel reasonably necessary to establish that such conversion or exercise is a transaction exempt from Section 5 of the Securities Act or any successor provision thereto.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by facsimile) against receipt to the party to whom it is to be given, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

         If to the Company:

                  eieiHome.com Inc.
                  67 Wall Street, Suite 2411
                  New York, New York  10005
                  Attention: Angelo G. MacDonald

         With copies to (which shall not constitute notice):

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY  10022
                  Facsimile: (212) 715-8000
                  Attention: Scott S. Rosenblum, Esq.

                  If to the Purchaser, at its address listed on the signature pages hereof.

         In either case, the addresses provided for notice above shall be changed to any other address as the party shall have furnished in writing in accordance with the provisions of this Section 4.1. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section
4.1. Any notice or other communication shall be deemed to have been duly given and received when delivered in person, three days after the date when posted by certified mail, the next business day when posted via Federal Express, Express Mail or similar overnight delivery or courier service, on the date of delivery if delivered during normal business hours and, otherwise, the next business day when transmitted by facsimile, except for a notice changing a party's address, which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 4.1 shall be deemed given at the time of receipt thereof.

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

         4.2      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

                  (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be wholly performed within such State, without reference to principles of conflicts of laws.

                  (b) The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in the State of New York, over any suit, action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 4.1. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other court to whose jurisdiction a party is or may be subject, by suit upon such judgment.

                  (c) The parties hereto hereby unconditionally waive trial by jury in any suit, action or proceeding relating to this Agreement.

         4.3 Successors and Assigns. This Agreement shall be binding upon the Company, the Purchaser and each of their respective successors and assigns.

         4.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one agreement. This Agreement may be delivered by facsimile transmission with the same effect as if delivered in person.

         4.5 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

         4.6      No Waiver; Amendments.

                  (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy at law, in equity or otherwise.

                  (b) Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Company and the Purchaser.

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

                  (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Company or the other party against which such waiver is operative.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


         EIEIHOME.COM INC.                  [Name of Purchaser]


         By: ____________________           [By]: ______________________
         Name: __________________           [Name]: ____________________
         Title: ___________________         [Title]: ____________________


                                             Social Security Number or other
                                             Taxpayer Identification Number:


                                             -----------------------------

                                             Address:_____________________

                                             -----------------------------

                                             -----------------------------

                                             -----------------------------

                                             Facsimile: __________________


                                             If the Debentures will be
                                             held as joint tenants,
                                             tenants in common, or
                                             community property, please
                                             complete the following:


                                             -----------------------------
                                             Print name of spouse or other
                                             co-subscriber

                                             -----------------------------
                                             Signature of spouse or other
                                             co-subscriber

                                             -----------------------------
                                             Print manner in which Debentures
                                             will be held

                                             -----------------------------
                                             Social Security Number

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT


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

                                   Schedule I


Name




Date of Issuance     Principal Amount of Debentures       No. of Common Shares
----------------     -----------------------------        --------------------

                                  Schedule 2.4



Warrant Holder        Date of Issue       Number       Exercise          Term
--------------        -------------       ------       --------          ----



                                       10